UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2022, Rani Therapeutics Holdings, Inc., a Delaware corporation, or Rani, entered into a Controlled EquitySM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, collectively the Agents, pursuant to which Rani may offer and sell from time to time through the Agents up to $150 million of shares of its Class A common stock, par value $0.0001 per share, in such share amounts as Rani may specify by notice to the Agents, in accordance with the terms and conditions set forth in the Sales Agreement.

Upon delivery of a placement notice to one of the Agents and subject to the terms and conditions of the Sales Agreement, sales of the shares may be made by any method permitted by law deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq Stock Market or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. Under the Sales Agreement, Rani will set the parameters for the sale of the shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Rani is not obligated to sell any shares under the Sales Agreement.

The shares will be offered and sold pursuant to Rani’s shelf registration statement on Form S-3 (File No. 333-266444), which was declared effective by the Securities and Exchange Commission on August 10, 2022. Rani filed a prospectus supplement, dated August 24, 2022, with the Securities and Exchange Commission in connection with the offer and sale of the shares.

The Sales Agreement contains customary representations, warranties and agreements by Rani, and indemnification rights and obligations of the parties. The Sales Agreement provides that the Agents will be entitled to compensation for their services of up to 3.0% of the gross sales price per share of the shares sold through the Agents. Rani has agreed to indemnify the Agents against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Agents may be required to make in respect of these liabilities, and to reimburse the Agents for certain expenses. We or the Agents may suspend or terminate the Sales Agreement upon 10 days’ written notice to the other party for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change related to Rani.

The above summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Cooley LLP relating to the shares of Class A Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Class A Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Controlled EquitySM Sales Agreement, dated August 24, 2022, by and among Rani Therapeutics Holdings, Inc., and Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included with the opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date: August 25, 2022	By:	/s/ Svai Sanford
Svai Sanford Chief Financial Officer